                            AMENDED PROMISSORY NOTE

$1,253,798.46                                           December 20, 1996


FOR VALUE RECEIVED, the undersigned, GROUP LONG DISTANCE, INC., (the
"Maker"), whose chief executive office and principal place of business is located at 1451 West Cypress Creek Road, Suite 200, Ft. Lauderdale, FL 33309, a Florida corporation, hereby promises to pay to the order of WORLDCOM, INC. fka LDDS COMMUNICATIONS, INC., a Georgia corporation, (the "Holder"), at its offices at One Williams Center, 28-18, Tulsa, Oklahoma 74172, Attention: Mr. Robert S. Vetera, or at such other place as the Holder may from tiome to time designate, the principal sum of One Million Two Hundred Fifty-Three Thousand Seven Hundred Ninety-Eight Dollars and Forty-Six Cents ($1,253,798.46), together with interest on such sum from the date hereof, payable as follows:

(i)Interest shall accrue on the unpaid principal balance hereof from the due date of this Note until paid in full at a rate equal to sixteen percent (16%) per annum. If the Maker fails to pay to the Holder any amounts owing to the Holder under this Note as of the date, interest ("Post-Default Interest") on all the outstanding unpaid amounts under this Note shall accrue at a rate equal to eighteen percent (18%) per annum from the original due date of such amount until all such amounts have been paid in full and shall be payable on demand.

(ii)Principal and interest (other than Post-Default Interest) shall be payable in accordance with the Note amortization Schedule, attached hereto and made a part hereof; provided, however, that in the event WorldCom issues a credit to Group Long Distance,
                Inc. as a result of a pending dispute still under consideration by WorldCom at the time of the execution of this Amended Promissory Note, those credits shall be applied to the principal balance of the Note, and any interest charged from the date of the execution of the Note to the date the credit is issued shall be credited to the outstanding balance of the Note. However, in no way shall any approved credits constitute a monthly payment or take the place of a monthly payment, and Group Long Distance Inc. hereby agrees to make monthly payments pursuant to the Note Amortization Schedule.

If the Maker fails to pay to the Holder when due any amounts owing to the Holder under this Note, or breaches any other terms of this Note or any other agreement with Holder (an "Event of Default"), the Holder may declare, by written notice, the entire principal amount then unpaid, together with all accrued interest, immediately due and payable. If an Event of Default occurs and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Maker agrees to pay attorneys' and collection fees to the Holder.

Except as otherwise provided herein, Maker hereby waives presentment, demand, protest and notice of dishonor. Failure by the Holder to exercise any of the rights or remedies set forth herein shall not constitute a waiver of the right to exercise the same or any other right of remedy at any subsequent time in repsect to the same or any other event. The acceptance by the Holdewr of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time or at any subsequent time, or nullify any prior exercise of any such right or remedy without the express written consent of the Holder.

All amounts payable hereunder are payable in lawful money of the United States of America.

It is expressly stipulated and agreed to be the intent of the Maker and the Holder to at all times comply with the applicable law now or hereafter governing the interest payable on this Note or the indebtedness evidenced hereby. If the applicable law as it is now or as it may be revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if the Holder's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by the Maker results in the Maker having paid any interest in excess of that permitted by applicable law, then it is the Maker's and the Holder's express intent that all excess amounts theretofore collected by the Holder be credited on the principal balance of this Note (or, if this Note has been paid in full, refunded to the Maker), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

All notices and other communications required or permitted to be made to the Maker hereunder shall be made in writing and will be deemed delivered when received by Maker by

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messenger, telex, telecopier or mail at the following address or such other address as Maker may notify Holder in writing from time to time:


Gerald M. Dunne, Jr., President and CEO
Group Long distance, Inc.
1451 Cypress Creek Road, Suite 200
Ft. Lauderdale, FL 33309

THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH OKLAHOMA LAW WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

This Note shall amend that certain Promissory Note in the amount of $566,916.66 dated June 6, 1996. The terms of this Note shall be binding upon and inure to the benefit of the successors and assigns of the Maker and the Holder.

EXECUTED as of the date and year first above written.

GROUP LONG DISTANCE, INC.



BY: /s/ Gerald M. Dunne, Jr.
            _________________________________________
            Gerald M. Dunne, Jr.
    President and CEO

                          NOTE AMORTIZATION SCHEDULE
                                (360-Day Year)

DEBTOR:     Group Long Distance, Inc.
CREDITOR:   WorldCom Inc., F.K.A./LDDS Communications, Inc.
DATE:                20-Dec-96
PRINCIPAL:       $1,253,798.46
INT RATE:               16.00%
MONTHS:                     12
PAYMENT:            113,758.21 **

      Payment       Payment        Beginning                          Principal            Total            Ending
       Number      Due Date          Balance        Interest          Reduction          Payment           Balance
      -------      --------        ---------        --------          ---------          -------           -------
            1     20-Jan-97    $1,253,798.46      $16,717.31         $97,040.90       $113,758.21    $1,156,757.56
            2     20-Feb-97    $1,156,757.56      $15,423.43         $98,334.78       $113,758.21    $1,058,422.78
            3     20-Mar-97    $1,058,422.78      $14,112.30         $99,645.91       $113,758.21      $958,776.87
            4     20-Apr-97      $958,776.87      $12,783.69        $100,974.52       $113,758.21      $857,802.35
            5     20-May-97      $857,802.35      $11,437.36        $102,320.85       $113,758.21      $755,481.50
            6     20-Jun-97      $755,481.50      $10,073.09        $103,685.12       $113,758.21      $651,796.38
            7     20-Jul-97      $651,796.38       $8,690.62        $105,067.59       $113,758.21      $546,728.79
            8     20-Aug-97      $546,728.79       $7,289.72        $106,468.49       $113,758.21      $440,260.30
            9     20-Sep-97      $440,260.30       $5,870.14        $107,888.07       $113,758.21      $332,372.23
           10     20-Oct-97      $332,372.23       $4,431.63        $109,326.58       $113,758.21      $223,045.65
           11     20-Nov-97      $223,045.65       $2,973,94        $110,784.27       $113,758.21      $112,261.38
           12     29-Dec-97      $112,261.38       $1,496.82        $112,261.38       $113,758.20            $0.00
                                            -----------------------------------------------------
                           Totals                $111,300.05      $1,253,798.46     $1,365,098.51
                                            =====================================================

**Note: Final Payment is $113,758.20


               Group Long Distance, Inc.


               By:  /s/
               -------------------------------------------------------------


               By:
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